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                                                                    EXHIBIT 3.25


                           ARTICLES OF INCORPORATION

                                       OF

                       TOWER INTERNATIONAL HOLDINGS, INC.

                             A Michigan Corporation

     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned incorporator executes the following Articles:


                                   ARTICLE I

     The name of the corporation is Tower International Holdings, Inc.


                                   ARTICLE II

     The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which operations may be formed under the Michigan Business Corporation Act.


                                  ARTICLE III

     The total authorized capital stock is 60,000 shares of a single class of common stock. Each such share shall be equal to every other such share.


                                   ARTICLE IV

     The address of the initial registered office, which is the same as the mailing address, is 5211 Cascade Road, SE, Grand Rapids, Michigan 49546. The name of the initial resident agent at the registered office is Jeffrey Kerstern.


                                   ARTICLE V

     A director of the corporation shall not be liable to the corporation or its shareholders for money damages for any action taken or failure to take any action as a director, except liability for any of the following: (a) the amount of financial benefit received by a director to which he or she is not entitled;
(b) an intentional infliction of harm on the corporation or its shareholders;
(c) a violation of section 551 of the Michigan Business Corporation Act; or (d) an intentional criminal act. In the event the Michigan Business Corporation Act is amended after the approval by the shareholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended. Any repeal, modification or adoption of any provision in these Articles of Incorporation inconsistent with
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This Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal, modification or adoption.

                                   ARTICLE VI
                                   ----------

     Directors and officers of the corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by the Michigan Business Corporation Act (or other law) in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether formal or informal and whether brought by or in the name of the corporation, a subsidiary or other wise) arising out of: (a) any actual or alleged act or omission at any time as a director or officer of the corporation, a subsidiary, or any organization for which the person is serving at the request of the corporation; or (b) their past, present or future status as a director or officer of the corporation, a subsidiary, or any organization for which the person is serving at the request of the corporation. Persons who are not directors or officers of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the corporation. The provisions of this Article shall be applicable to directors and officers who have ceased to render such service and shall inure to the benefit of their heirs, executors, and administrators. The right of indemnity provided herein shall not be exclusive, and the corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the board of directors of the corporation may approve that are not inconsistent with the Michigan Business Corporation Act (or other law).


                                  ARTICLE VII
                                  -----------

     When a compromise or arrangement or a plan or reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

                                      -2-

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                                  ARTICLE VIII


     The name and address of the Incorporator are as follows:

               Michael G. Wooldridge
               P.O. Box 352
               Grand Rapids, MI 49501-0352


     The undersigned Incorporator has signed these Articles of Incorporation this 10th day of December, 1999.



                                               /s/ Michael G. Wooldridge
                                               -----------------------------
                                               Michael G. Wooldridge
                                               Incorporator






                                      -3-




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MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES - CORPORATION, SECURITIES
                          AND LAND DEVELOPMENT BUREAU

Date Received

                                               (FOR BUREAU USE ONLY)
                                        This document is effective on the date
                                        filed, unless a subsequent effective
                                        date within 90 days after received date
                                        is stated in the document.

Name
MICHAEL WOOLDRIDGE
------------------------------
Address
P.O. BOX 352
------------------------------
City        State  Zip Code
GRAND RAPIDS  MI 49501-0352                          EFFECTIVE DATE:
------------------------------
Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
             For use by Domestic Profit and Nonprofit Corporations
          (Please read information and instructions on the last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

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1. The present name of the corporation is: Tower International Holdings, Inc.

2. The identification number assigned by the Bureau is: 240-31A

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3. Article 1 of the Articles of Incorporation is hereby amended to read as follows:

  The name of the corporation is Tower Automotive International Holdings, Inc.

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COMPLETE ONLY ONE OF THE FOLLOWING:
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4.   (FOR AMENDMENTS ADOPTED BY UNANIMOUS CONSENT OF INCORPORATORS BEFORE THE
     FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES.)

The foregoing amendment to the Articles of Incorporation were duly adopted on the ______ day of ___________, 1999, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this ________ day of _____________, 19 ____


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            (Signature)                                 (Signature)

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         (Type or Print Name)                      (Type or Print Name)


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            (Signature)                                 (Signature)

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         (Type or Print Name)                      (Type or Print Name)
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5.   (For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)

The foregoing amendment to the Articles of incorporation was duly adopted on the 10th day of December, 1999, by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

---  at a meeting the necessary votes were cast in favor of the amendment.

--- by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

 X   by written consent of all the shareholders or members entitled to vote in
---  accordance with section 407(3) of the Act if a nonprofit corporation, or
     Section 407(2) of the Act if a profit corporation.

---  by the board of a profit corporation pursuant to section 611(2).

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         Profit Corporations                        Nonprofit Corporations

Signed this 28th day of December, 1999     Signed this__day of___________, 19___

By  /s/ JEFFREY KERSTEN, VICE PRESIDENT    By
  -------------------------------------       ----------------------------------
  (Signature of an authorized officer         (Signature of President, Vice-
  or agent)                                    President, Chairperson or Vice-
                                               Chairperson)

   JEFFREY KERSTEN, VICE PRESIDENT
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         (Type or Print Name)              (Type or Print Name) (Type or print
                                                                 title)
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